Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701
Company Contact:
Christina W. Hagan
Chief Financial Officer
(800) 332-9766
www.dawson3d.com
Dawson Geophysical to Issue Third Quarter 2011 Results and
Hold Investor Conference Call
MIDLAND, Texas, July 20, 2011/PRNewswire-FirstCall/ — — Dawson Geophysical Company (Nasdaq: DWSN — News) announced today that it plans to publicly release financial results for its quarter ended June 30, 2011, the Company’s third quarter of fiscal 2011, before the market opens on Tuesday, July 26, 2011. An investor conference call to review the third quarter results will be held on Tuesday, July 26, 2011, at 9:00 a.m. Central Time.

Date:	Tuesday, July 26, 2011
Time:	10:00 AM EDT
9:00 AM CDT
8:00 AM MDT
7:00 AM PDT
Call:	(866) 322-9730 (US/Canada) and (706) 679-6054 (International)
Passcode 84187365
Internet:	Live and rebroadcast over the internet, log onto http://www.dawson3d.com
Replay:	Available through Tuesday, August 2, 2011, at (800) 642-1687 (US/Canada) and (706) 645-9291 (International), Passcode 84187365, and available for 30 days on the Company’s web site at http://www.dawson3d.com
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
As previously announced, on March 20, Dawson entered into a definitive merger agreement with TGC Industries, Inc. whereby, subject to the terms and conditions set forth in such merger agreement, Dawson will acquire TGC in a tax-free stock-for-stock transaction. Pursuant to the terms of the merger agreement, at the effective time of the merger, TGC shareholders will receive 0.188 shares of Dawson’s common stock for every one share of TGC stock, provided that the average of the volume weighted average price of Dawson’s common stock on the NASDAQ during the ten consecutive trading days ending on the second business day prior to the date of the shareholders’ meetings of Dawson and TGC to be called for the purpose of approving the transaction is equal to or greater than $32.54 but less than or equal to $52.54.

Safe Harbor Provisions
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s actual results of operations. These risks include but are not limited to, the volatility of oil and natural gas prices, dependence upon energy industry spending, disruptions in the global economy, industry competition, delays, reductions or cancellations of service contracts, high fixed costs of operations, external factors affecting our crews such as weather interruptions and inability to obtain land access rights of way, whether we enter into turnkey or term contracts, crew productivity, limited number of customers, credit risk related to our customers, the availability of capital resources and operational disruptions. A discussion of these and other factors, including risks and uncertainties, is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2010. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Important Information For Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement between Dawson and TGC, including the proposed merger and the proposed issuance of Dawson common stock in the merger, will, as applicable, be submitted to the shareholders of Dawson and TGC for their consideration. Dawson will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Dawson and TGC that also constitutes a prospectus of Dawson. Dawson and TGC will mail the joint proxy statement/prospectus to their respective shareholders. Dawson and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Dawson and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Dawson and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099 or c/o Dennard Rupp Gray & Easterly, LLC, at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.
Participants in the Proxy Solicitation
Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions. Information about the directors and officers of Dawson is set forth in its proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 7, 2010. Information about the directors and officers of TGC is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 23, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
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Source: Dawson Geophysical Company